Exhibit 10.1

$750,000,000

BOSTON PROPERTIES LIMITED PARTNERSHIP

2.875% EXCHANGEABLE SENIOR NOTES DUE 2037

PURCHASE AGREEMENT

January 31, 2007

$750,000,000

BOSTON PROPERTIES LIMITED PARTNERSHIP

2.875% Exchangeable Senior Notes due 2037

Purchase Agreement

January 31, 2007

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Boston Properties Limited Partnership, a Delaware limited partnership (the “Company”), proposes to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $750,000,000 principal amount of its 2.875% Exchangeable Senior Notes due 2037 (the “Firm Securities”) and has granted you an option to purchase up to an additional $112,500,000 principal amount of its 2.875% Exchangeable Senior Notes due 2037, solely to cover over-allotments (the “Additional Securities”). The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Securities will be issued pursuant to the Indenture dated as of December 13, 2002 between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 6 relating to the Securities to be dated as of February 6, 2007 between the Company and the Trustee (collectively, the “Indenture”). The Securities will be issued in book-entry form and will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a letter agreement, to be dated as of the Closing Date (as defined herein) between the Company and DTC. The Securities will be exchangeable pursuant to the terms of the Indenture into cash and shares (the “Underlying Securities”) of common stock of Boston Properties, Inc., a Delaware corporation (the “Parent”), par value $.01 per share (the “Common Stock”), if any.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated February 1, 2007 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information (as defined herein) and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively with the pricing information set forth on Annex A hereto, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

In addition, holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date, providing for the registration under the Securities Act of any shares of Boston Properties, Inc. common stock that have not been registered under the Securities Act delivered upon exchange of the Securities.

1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Date and each Option Closing Date (as defined herein) and agrees with each Initial Purchaser that:

(a) The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, and other written communications used in accordance with Section 4(c).

(c) The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The consolidated financial statements incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, together with the related notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated or for the periods specified, as the case may be; said financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference in the each of the Time of Sale Information and the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum. The pro forma financial information and the related notes thereto incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable, and are set forth in each of the Time of Sale Information and the Offering Memorandum.

(e) Since December 31, 2006, except as described in the Time of Sale Information or in documents incorporated by reference therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as hereinafter defined) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) no material casualty loss or material condemnation or other material adverse event with respect to any of the commercial real estate properties owned by the Company as of the date of this Agreement (the “Properties”) has occurred, and (iii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise.

(f) The Company has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business as described in each of the Time of Sale Information and the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g) Each of the subsidiaries of the Company set forth on Schedule 2 hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing as a general or limited partnership, limited liability company or corporation, as the case may be, in good standing (in the case of corporations and limited partnerships) under the laws of the jurisdiction of its organization, has partnership or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in each of the Time of Sale Information and the Offering Memorandum and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Subsidiaries collectively own not less than 90% of the consolidated assets of the Company and its subsidiaries as of December 31, 2006. All of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid. Except as otherwise disclosed in Schedule 3 hereto or in each of the Time of Sale Information and the Offering Memorandum, all such shares and interests, as the case may be, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not reasonably be expected to result in a Material Adverse Effect. None of the outstanding shares of capital stock or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(h) The partnership interests of the Company have been duly authorized and validly issued and are fully paid; none of the outstanding partnership interests of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(i) The Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability (the “Enforceability Exceptions”). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(k) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(m) Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n) Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon exchange thereof) and the consummation of the transactions contemplated by the Transaction Documents (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Transaction Documents do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the commercial real estate properties owned by the Company as of the date of this Agreement (the “Properties”) or any other property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any Subsidiary. As used herein, the term “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(o) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Transaction Documents, in connection with the offering, issuance or sale of the Securities (including the issuance of the Underlying Securities upon exchange thereof) and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except such as have been already obtained or as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(p) Except as described in each of the Time of Sale Information and the Offering Memorandum, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which might reasonably be expected, if determined adversely to the Company or any Subsidiary to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.

(q) (i) The Company and the Subsidiaries have either good and marketable title in fee simple or good and marketable leasehold title, as applicable, to all of the Properties and good and marketable title to all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Time of Sale Information or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; (ii) all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of the Subsidiaries that are required to be disclosed in the Time of Sale Information are disclosed therein; (iii) the Company does not know of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a Material Adverse Effect; (iv) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect and will not result in a forfeiture or reversion of title; (v) none of the Company or any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which could have a Material Adverse Effect, and none of the Company or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (vi) no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

(r) Except as set forth in each of the Time of Sale Information and the Offering Memorandum, the mortgages and deeds of trust encumbering the properties and assets described in each of the Time of Sale Information and the Offering Memorandum are not convertible and neither the Company, any of its Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

(s) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t) No material labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(u) Except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the best knowledge of the Company, the Company and its Subsidiaries have been and are in compliance with applicable Environmental Statutes; (ii) to the best knowledge of the Company, neither the Company, any of its Subsidiaries, nor any other owners of the property at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties; (iii) the Company does not intend to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes (as hereinafter defined); (iv) neither the Company nor any of its Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited, to groundwater and surface water) on, beneath or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties or the assets described in the Time of Sale Information or arising out of the conduct of the Company or its Subsidiaries; (vi) neither the Properties nor any other land owned by the Company or any of its Subsidiaries is included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as

amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Statute” and collectively “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Time of Sale Information (a “Governmental Authority”).

(v) The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, assuming that such coverage continues to be available on commercially reasonable terms at the time.

(w) The Company and each of the Subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by each of the Time of Sale Information and the Offering Memorandum.

(x) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(y) PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules, if any, of the Company and its Subsidiaries included in each of the Time of Sale Information and the Offering Memorandum, are independent registered public accountants with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(z) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in each of the Time of Sale Information and the Offering Memorandum will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(aa) None of the Company or any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(bb) Neither the Company nor any of its partners, officers or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected, under the Exchange Act or otherwise, to cause or result in any stabilization or manipulation of the price of the Securities.

(cc) On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information and the Offering Memorandum, each as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(dd) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ee) None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(ff) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

2. Agreements to Sell and Purchase. (a) The Company hereby agrees to issue and sell the Securities to the Initial Purchasers as provided in this Agreement, and each Initial Purchaser, upon the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.433333% of the principal amount thereof (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the

Additional Securities, and the Initial Purchasers shall have the right to purchase up to $112,500,000 aggregate principal amount of Additional Securities at the Purchase Price, plus accrued interest, if any, from the Closing Date to the applicable Option Closing Date (as defined herein). You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased (each, an “Option Closing Date”). Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, the Initial Purchasers are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither Initial Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

3. Payment and Delivery.

Payment for the Firm Securities shall be made to the Company by wire transfer of immediately available funds on February 6, 2007 at 10:00 a.m., New York City time, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated by you in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company by wire transfer of immediately available funds against delivery of such Additional Securities for the account of the Initial Purchasers at 10:00 a.m., New York City time, on the Option Closing Date or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as may be designated in writing by you.

Payment for the Securities shall be made against delivery to you or the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), on the Closing Date or the applicable Option Closing Date, as the case may be, of the Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid by the Company. The Global Note will be made available for inspection by the Initial Purchasers not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date or the Optional Closing Date, as the case may be.

4. Further Agreements of the Company. The Company covenants and agrees, the Parent covenants and agrees solely for purposes of Section 4(k) and (p), with each Initial Purchaser that:

(a) The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request.

(b) Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Initial Purchasers reasonably objects.

(c) Before using, authorizing, approving or referring to any written communication (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (an “Issuer Written Communication”) (other than written communications that are listed on Annex A hereto and the Offering Memorandum), the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably objects, unless legal counsel for the Company advises the Company that such amendment or supplement is necessary to correct an untrue statement of material fact or omission of a material fact necessary in order to make the statements in the Time of Sale Information or Offering Memorandum, in light of the circumstances under which they were made, not misleading or if such amendment or supplement is required by applicable by law;”

(d) The Company will advise the Initial Purchasers promptly (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) (1) If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f) The Company will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to general service of process suits, other than those arising out of the offering or sale of the securities as contemplated by this Agreement and each of the Time of Sale Information and the Offering Memorandum, in any jurisdiction where it is not now subject.

(g) While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(h) The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(i) The Company will cooperate with the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the “NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through DTC.

(j) The Company will file promptly all reports and any definitive proxy or information statements, if any, required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(k) Without the prior written consent of the Initial Purchasers, neither the Company nor the Parent will, during the period ending 60 days after the date of the Offering Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, (iii) file with the Commission a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock, or publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that the foregoing shall not apply to (A) the sale of the Securities under this Agreement or the issuance of the Exchange Securities or the Underlying Securities, (B) the grant by the Company and/or the Parent of employee or director stock options in the ordinary course of business, the issuance by the Parent of any shares of Common Stock upon the exercise of an option or warrant or the conversion or exchange of a security of the Company or the Parent outstanding on the date hereof, (C) the grant by the Parent of restricted shares of Common Stock as long term incentive compensation to employees or directors in the ordinary course of business, (D) the grant by the Company of long term incentive units of limited partnership interest as long term incentive compensation to employees or directors in the ordinary course of business, (E) the issuance by the Company and/or the Parent of securities (and the agreement that provides for such securities) in full or partial consideration in connection with future acquisitions or strategic investments of the Company and/or the Parent or securities of the Company and/or the Parent issuable upon exercise or conversion or exchange of the foregoing securities and (F) the filing of any registration statement by the Company or the Parent in respect of any of the securities described in clauses (A) through (E) or in connection with the sale of shares of Common Stock by employees or directors to the extent such sales are permitted by the terms of the “lock-up” agreements referred to in Section 5(m) hereof. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company and/or the Parent issues an earnings release or material news or a material event relating to the Company and/or the Parent occurs; or (2) prior to the expiration of the 60-day restricted period, the Company and/or the Parent announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l) Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and to enter into any necessary supplemental indentures in connection therewith;

(m) During the period from the Closing Date until two years after the Closing Date or the Option Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(o) None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(p) The Parent will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company and the Parent to satisfy all obligations to issue the Underlying Securities upon exchange of the Securities. The Parent will use its best efforts to cause the Underlying Securities to be listed on the New York Stock Exchange (the “NYSE”).

5. Conditions of the Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date and each Option Closing Date as provided herein is subject to the performance by the Company (and the Parent, solely for purposes of Section 5(k) hereof) of its covenants and other obligations hereunder and to the following additional conditions:

(a) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and each Option Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and each Option Closing Date.

(b) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating assigned to the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1(e) hereof shall have occurred or shall exist, which event or condition is not described in the each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) The Initial Purchasers shall have received on and as of the Closing Date and each Option Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Initial Purchasers (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations and warranties of the Company in this Agreement are true and correct, (ii) and confirming that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and each Option Closing Date and (iii) confirming no event having the effect set forth in paragraphs (b) and (c) above shall have occurred.

(e) On the date of this Agreement and on the Closing Date and each Option Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date and each Option Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(f) Goodwin Procter LLP, counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date and each Option Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex C hereto.

(g) Frank Burt, Esq., General Counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, his written opinion, dated the Closing Date and each Option Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex D hereto.

(h) The Initial Purchasers shall have received on and as of the Closing Date and each Option Closing Date opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date and each Option Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date and each Option Closing Date, prevent the issuance or sale of the Securities.

(j) The Initial Purchasers shall have received on and as of the Closing Date and each Option Closing Date satisfactory evidence of the good standing of the Company and each of the Subsidiaries, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and the Parent.

(l) The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

(m) The “lock-up” agreements, dated the date hereof, each substantially in the form of Exhibit B hereto, of the top five executive officers and the inside directors of the Company who are identified on Exhibit B-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to the Initial Purchasers on or before the Closing Date and shall be in full force and effect on the Closing Date and each Option Closing date;

(n) On or prior to the Closing Date and each Option Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably require for the purpose of consummating the transactions contemplated hereby.

(o) During the period beginning on the date hereof and continuing to and including the Closing Date and each Option Closing Date, not to offer, sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Initial Purchasers).

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates, directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: (i) the last paragraph on the front cover page relating to the delivery of securities; (ii) the third and fourth sentences of the third paragraph under the heading “Plan of Distribution” relating to the offering price; and (iii) the second paragraph under the heading “Plan of Distribution—Over-Allotment Option, Price Stabilization” relating to over-allotment, stabilization and syndicate covering transactions.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Indemnified Person shall notify the Indemnifying Person promptly upon any such settlement or final judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability or claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7. Termination. This Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

8. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection (it being understood that such taxes shall not include any taxes on original issue discount on the Securities); (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; (viii) any fees or costs incident to listing the Underlying Securities on the NYSE; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. It is understood that, except as provided in Section 8(b), the Initial Purchasers will pay all of its costs and expenses, including fees and disbursements of its counsel, in connection with this Agreement and the offering contemplated hereby.

(b) If (i) this Agreement is terminated by the Initial Purchasers pursuant to Section 5, other than Section 5(h) hereof, or (ii) the Company for any reason, except failure to deliver the Securities as a result of the events described in Section 5(i), fails to tender the Securities for delivery to the Initial Purchasers, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

9. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser and the Company. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

10. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

11. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

12. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Santosh Sreenivasan; and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Todd Singer. Notices to the Company shall be directed to the Company at 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199, Attention: Frank D. Burt, Esq. (fax: (617) 536-4562).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) No Fiduciary Duty. The Company acknowledges that in connection with the offering of the Securities: (i) each of the Initial Purchasers has acted at arms length, is not an agents of, and owes no fiduciary duties to, the Company or any other person, (ii) each of the Initial Purchasers owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each of the Initial Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any Initial Purchaser arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	BOSTON PROPERTIES, INC., its general partner

By:	/s/ Douglas T. Linde
Name: Douglas T. Linde
Title: Executive Vice President, Chief Financial Officer and Treasurer

AGREED AND ACCEPTED solely for purposes of Sections 4(k), 4(p) and 5(k) hereof

BOSTON PROPERTIES, INC.

By:	/s/ Douglas T. Linde
Name: Douglas T. Linde
Title: Executive Vice President, Chief Financial Officer

Accepted as of the date hereof

J.P. MORGAN SECURITIES INC.

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Executive Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Todd J. Singer
Name: Todd J. Singer
Title: Executive Director